Exhibit 99.1
NEWS RELEASE

August 8, 2024	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Silver Spring, MD
URBAN ONE, INC. REPORTS SECOND QUARTER 2024 RESULTS
Silver Spring, MD: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended June 30, 2024. For the three months ended June 30, 2024, net revenues were approximately $117.7 million, a decrease of 9.2% from the same period in 2023. The Company reported operating loss of approximately $60.4 million for the three months ended June 30, 2024, compared to operating income of approximately $9.7 million for the three months ended June 30, 2023. Broadcast and digital operating income1 was approximately $34.2 million, a decrease of 27.7% from the same period in 2023. Net loss was approximately $45.4 million or $(0.94) per share (basic) compared to income of $70.4 million or $1.48 per share (basic) for the same period in 2023. Adjusted EBITDA2 was approximately $28.4 million for the three months ended June 30, 2024, compared to approximately $37.5 million for the same period in 2023.
Alfred C. Liggins, III, Urban One’s CEO and President stated, “On a same station basis our radio division finished Q2 -5.6% excluding political, and -3.0% with political. We saw a sequential improvement in national revenues vs. Q1, which was offset by weaker local revenues. Q3 core radio revenue is currently pacing down 6.9% on a same station basis, down 5.1% including political, and up 7.0% overall. We are starting to see a significant uptick in political advertising revenues, and remain optimistic for the remainder of the year, which should benefit both our radio and digital divisions. Our Cable TV business continues to suffer from subscriber churn and audience delivery shortfall, impacting both advertising and affiliate revenues, although we are seeing a bounce-back in ratings and delivery in Q3. Our digital business experienced weaker advertising demand than prior year, but remains well positioned for the second half of the year, particularly with political and CTV advertising. During Q2 we repurchased an additional $35.5 million of our 2028 notes at 78.0%, and we ended the quarter with approximately $132.4 million of cash.”

PAGE 2-- URBAN ONE, INC. REPORTS SECOND QUARTER 2024 RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
STATEMENT OF OPERATIONS	(in thousands, except share data)		(in thousands, except share data)

NET REVENUES	$117,744	$129,652	$222,154	$239,521
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	33,256	32,547	65,915	66,401
Selling, general and administrative, excluding stock-based compensation	50,292	49,777	90,029	86,492
Corporate selling, general and administrative, excluding stock-based compensation	9,787	11,385	25,679	19,915
Stock-based compensation	1,079	2,321	2,463	5,598
Depreciation and amortization	2,993	1,886	4,843	4,483
Impairment of goodwill, intangible assets, and long-lived assets	80,758	22,081	80,758	38,856
Total operating expenses	178,165	119,997	269,687	221,745
Operating (loss) income	(60,421)	9,655	(47,533)	17,776
INTEREST INCOME	1,777	1,898	3,775	2,232
INTEREST EXPENSE	12,404	13,972	25,402	28,040
GAIN ON RETIREMENT OF DEBT	7,425	-	15,299	2,356
Other income, net	14	96,773	900	96,460
(Loss) income before (benefit from) provision for income taxes and non-controlling interest in income of subsidiaries	(63,609)	94,354	(52,961)	90,784
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(18,512)	23,197	(16,010)	22,037
Net (loss) income from consolidated operations	(45,097)	71,157	(36,951)	68,747
Loss from unconsolidated joint venture	-	-	(411)	-
NET (LOSS) INCOME	(45,097)	71,157	(37,362)	68,747
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	334	791	576	1,303
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(45,431)	$70,366	$(37,938)	$67,444

Weighted average shares outstanding - basic[3]	48,483,639	47,629,163	48,434,513	47,514,722
Weighted average shares outstanding - diluted[4]	48,483,639	50,616,435	48,434,513	50,373,714

PAGE 3 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2024 RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
PER SHARE DATA - basic and diluted:	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Net (loss) income attributable to common stockholders (basic)	(0.94)	1.48	(0.78)	1.42

Net (loss) income attributable to common stockholders (diluted)	(0.94)	1.39	(0.78)	1.34

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$34,196	$47,328	$66,210	$86,628

Broadcast and digital operating income reconciliation:

Net (loss) income attributable to common stockholders	$(45,431)	$70,366	$(37,938)	$67,444
Add back/(deduct) certain non-broadcast and digital operating income items included in net (loss) income:
Interest income	(1,777)	(1,898)	(3,775)	(2,232)
Interest expense	12,404	13,972	25,402	28,040
(Benefit from) provision for income taxes	(18,512)	23,197	(16,010)	22,037
Corporate selling, general and administrative expenses	9,787	11,385	25,679	19,915
Stock-based compensation	1,079	2,321	2,463	5,598
Gain on retirement of debt	(7,425)	-	(15,299)	(2,356)
Other income, net	(14)	(96,773)	(900)	(96,460)
Loss from unconsolidated joint venture	-	-	411	-
Depreciation and amortization	2,993	1,886	4,843	4,483
Net income attributable to non-controlling interests	334	791	576	1,303
Impairment of goodwill, intangible assets, and long-lived assets	80,758	22,081	80,758	38,856
Broadcast and digital operating income	$34,196	$47,328	$66,210	$86,628

Adjusted EBITDA[2]	$28,415	$37,504	$49,958	$67,790

Adjusted EBITDA reconciliation:

Net (loss) income attributable to common stockholders	$(45,431)	$70,366	$(37,938)	$67,444
Interest income	(1,777)	(1,898)	(3,775)	(2,232)
Interest expense	12,404	13,972	25,402	28,040
(Benefit from) provision for income taxes	(18,512)	23,197	(16,010)	22,037
Depreciation and amortization	2,993	1,886	4,843	4,483
EBITDA	$(50,323)	$107,523	$(27,478)	$119,772
Stock-based compensation	1,079	2,321	2,463	5,598
Gain on retirement of debt	(7,425)	-	(15,299)	(2,356)
Other income, net	(14)	(96,773)	(900)	(96,460)
Loss from unconsolidated joint venture	-	-	411	-
Net income attributable to non-controlling interests	334	791	576	1,303
Corporate costs related to remediation efforts	4,167	3,099	9,524	2,723
Employment Agreement Award and other compensation	-	(1,674)	-	(1,818)
Severance-related costs	516	136	580	287
Impairment of goodwill, intangible assets, and long-lived assets	80,758	22,081	80,758	38,856
Investment expense from MGM National Harbor	-	-	-	(115)
Other nonrecurring expenses	(677)	-	(677)	-
Adjusted EBITDA	$28,415	$37,504	$49,958	$67,790

PAGE 4 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2024 RESULTS

	June 30, 2024	December 31, 2023

	(in thousands)
	(unaudited)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$132,372	$233,570
Intangible assets, net	562,642	645,979
Total assets	1,019,625	1,211,173
Total debt (including current portion, net of issuance costs)	607,865	716,246
Total liabilities	771,179	920,588
Total stockholders' equity	239,375	274,065
Redeemable non-controlling interests	9,071	16,520

	June 30, 2024	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $6.6 million (fixed rate)	$607,865	7.375%

Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-K/A, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

PAGE 5 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2024 RESULTS
During the three months ended June 30, 2024, we recognized approximately $117.7 million in net revenues compared to approximately $129.7 million during the three months ended June 30, 2023. These amounts are net of agency and outside sales representative commissions. We recognized approximately $42.0 million of revenues from our radio broadcasting segment during the three months ended June 30, 2024, compared to approximately $39.2 million during the three months ended June 30, 2023, an increase of approximately $2.8 million. This increase was primarily due to the Houston station acquisition, which was completed in August 2023, offset by a decrease in national advertising. We recognized approximately $18.9 million of revenues from our Reach Media segment during the three months ended June 30, 2024, compared to approximately $20.1 million for the three months ended June 30, 2023, a decrease of approximately $1.2 million. The decrease was primarily driven by the decrease in overall demand and attrition of advertisers. We recognized approximately $15.9 million of revenues from our digital segment during the three months ended June 30, 2024, compared to approximately $18.9 million for the three months ended June 30, 2023, a decrease of approximately $3.0 million. The decrease was primarily driven by a decrease in national markets digital sales and lower demand from the Company’s advertisers. We recognized approximately $41.5 million of revenues from our cable television segment during the three months ended June 30, 2024, compared to approximately $52.4 million for the three months ended June 30, 2023, a decrease of approximately $10.9 million. The decrease was primarily driven by a decrease in audience viewership affecting advertising sales and the consistent churn in subscribers.
The following charts indicates the sources of our net revenues for the three and six months ended June 30, 2024:

	Three Months Ended June 30,
	2024	2023	$ Change	% Change

	(Unaudited)
	(in thousands)
Net Revenues:
Radio Advertising	$45,421	$45,135	$286	0.6%
Political Advertising	2,152	410	1,742	424.9
Digital Advertising	15,529	18,861	(3,332)	-17.7
Cable Television Advertising	22,170	30,247	(8,077)	-26.7
Cable Television Affiliate Fees	19,315	22,184	(2,869)	-12.9
Event Revenues & Other	13,157	12,815	342	2.7

Net Revenues (as reported)	$117,744	$129,652	$(11,908)	-9.2%

	Six Months Ended June 30,
	2024	2023	$ Change	% Change

	(Unaudited)
	(in thousands)
Net Revenues:
Radio Advertising	$86,761	$88,242	$(1,481)	-1.7%
Political Advertising	3,388	658	2,730	414.9
Digital Advertising	29,475	33,932	(4,457)	-13.1
Cable Television Advertising	47,535	56,069	(8,534)	-15.2
Cable Television Affiliate Fees	40,103	46,020	(5,917)	-12.9
Event Revenues & Other	14,892	14,600	292	2.0

Net Revenues (as reported)	$222,154	$239,521	$(17,367)	-7.3%

PAGE 6 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2024 RESULTS
Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets, were approximately $93.3 million for the three months ended June 30, 2024, down 0.4% from the approximately $93.7 million for the comparable period in 2023. The overall decrease in operating expense was primarily due to a non-cash benefit related to change in fair value of the Employment Agreement Award liability, offset by higher third-party consulting and audit expenses.
Depreciation and amortization expense was approximately $3.0 million for the three months ended June 30, 2024, compared to approximately $1.9 million for the three months ended June 30, 2023, an increase of approximately $1.1 million due to additional depreciation on leasehold improvements and asset retirement obligation assets during the three months ended June 30, 2024
Impairment of goodwill, intangible assets and long-lived assets was approximately $80.8 million during the three months ended June 30, 2024, compared to $22.1 million for the three months ended June 30, 2023. The impairment loss of $80.8 million in the second quarter 2024 was entirely associated with the impairment of broadcasting licenses within the radio broadcasting segment. The primary factors leading to the impairments were a decline in projected gross market revenues and operating profits, and an increase in discount rate.
Interest income was approximately $1.8 million for the three months ended June 30, 2024, compared to $1.9 million for the three months ended June 30, 2023. The decrease was driven by lower cash and cash equivalents balances in the three months ended June 30, 2024, than in the corresponding period in 2023.
Interest expense was approximately $12.4 million for the three months ended June 30, 2024, compared to approximately $14.0 million for the three months ended June 30, 2023, a decrease of approximately $1.6 million. The decrease was due to lower overall debt balances outstanding. During the three months ended June 30, 2024, the Company repurchased approximately $35.5 million of its 2028 Notes at an average price of approximately 78.0% of par, resulting in a net gain on retirement of debt of approximately $7.4 million.
Other income, net, was approximately $0.0 million for the three months ended June 30, 2024, compared to $96.8 million for the three months ended June 30, 2023. The decrease was primarily due to the gain on sale of the Company’s MGM Investment, which was recognized in other income, net, during the three months ended June 30, 2023.
For the three months ended June 30, 2024, we recorded a benefit from income taxes of approximately $18.5 million. This amount is based on the actual effective tax rate of 29.1%. This rate includes $0.1 million of discrete tax benefits primarily related to deferred rate changes. For the three months ended June 30, 2023, we recorded a provision for income taxes of approximately $23.2 million on pre-tax income from consolidated operations of approximately $94.4 million which results in an effective tax rate of 24.6%. This rate includes $23.9 million of discrete tax expense primarily related to the gain on our MGM investment.
Other pertinent financial information includes capital expenditures of approximately $2.2 million and $2.1 million for the three months ended June 30, 2024 and 2023, respectively.
During the three months ended June 30, 2024, the Company repurchased 449,277 shares of Class A Common Stock in the amount of approximately $0.9 million at an average price of $2.06 per share and repurchased 113,283 shares of Class D Common Stock in the amount of approximately $0.2 million at an average price of $1.57 per share. During the three months ended June 30, 2023, the Company did not repurchase any shares of Class A Common Stock and repurchased 18,459 shares of Class D Common Stock in the amount of approximately $0.1 million at an average price of $6.00 per share.

PAGE 7 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2024 RESULTS
Supplemental Financial Information:
For comparative purposes, the following more detailed, unaudited statements of operations for the three and six months ended June 30, 2024 are included.

PAGE 8, 9, 10 & 11 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2024 RESULTS

	Three Months Ended June 30, 2024
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations

STATEMENT OF OPERATIONS:

NET REVENUES	$117,744	$41,999	$18,929	$15,887	$41,497	$(568)
OPERATING EXPENSES:
Programming and technical	33,256	11,436	3,641	3,520	14,913	(254)
Selling, general and administrative	50,292	19,747	10,963	9,438	10,580	(436)
Corporate selling, general and administrative	9,787	-	649	6	1,582	7,550
Stock-based compensation	1,079	115	21	41	228	674
Depreciation and amortization	2,993	2,079	40	397	176	301
Impairment of goodwill, intangible assets, and long-lived assets	80,758	80,758	-	-	-	-
Total operating expenses	178,165	114,135	15,314	13,402	27,479	7,835
Operating (loss) income	(60,421)	(72,136)	3,615	2,485	14,018	(8,403)
INTEREST INCOME	1,777	-	-	-	-	1,777
INTEREST EXPENSE	12,404	58	-	-	-	12,346
GAIN ON RETIREMENT OF DEBT	7,425	-	-	-	-	7,425
OTHER INCOME, net	14	1	-	-	-	13
(Loss) income before income from consolidated operations before (benefit from) provision for income taxes	(63,609)	(72,193)	3,615	2,485	14,018	(11,534)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(18,512)	(18,057)	624	(652)	2,766	(3,193)
NET (LOSS) INCOME	(45,097)	(54,136)	2,991	3,137	11,252	(8,341)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	334	-	-	-	-	334
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(45,431)	$(54,136)	$2,991	$3,137	$11,252	$(8,675)

Adjusted EBITDA[2]	$28,415	$10,570	$3,684	$2,923	$14,511	$(3,273)

	Three Months Ended June 30, 2023
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations

STATEMENT OF OPERATIONS:

NET REVENUES	$129,652	$39,196	$20,052	$18,908	$52,430	$(934)
OPERATING EXPENSES:
Programming and technical	32,547	10,524	3,974	3,513	14,919	(383)
Selling, general and administrative	49,777	18,786	10,857	9,265	11,602	(733)
Corporate selling, general and administrative	11,385	-	619	-	1,849	8,917
Stock-based compensation	2,321	114	174	40	231	1,762
Depreciation and amortization	1,886	888	40	364	251	343
Impairment of goodwill, intangible assets, and long-lived assets	22,081	22,081	-	-	-	-
Total operating expenses	119,997	52,393	15,664	13,182	28,852	9,906
Operating income (loss)	9,655	(13,197)	4,388	5,726	23,578	(10,840)
INTEREST INCOME	1,898	-	-	-	-	1,898
INTEREST EXPENSE	13,972	56	-	-	640	13,276
OTHER INCOME (LOSS), net	96,773	(67)	-	-	-	96,840
Income (loss) before income from consolidated operations before provision for (benefit from) income taxes	94,354	(13,320)	4,388	5,726	22,938	74,622
PROVISION FOR (BENEFIT FROM) INCOME TAXES	23,197	(5,160)	1,289	-	6,633	20,435
NET INCOME (LOSS)	71,157	(8,160)	3,099	5,726	16,305	54,187
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	791	-	-	-	-	791
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$70,366	$(8,160)	$3,099	$5,726	$16,305	$53,396

Adjusted EBITDA[2]	$37,504	$9,997	$4,602	$6,156	$24,060	$(7,311)

	Six Months Ended June 30, 2024
	(in thousands, unaudited)

	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations

STATEMENT OF OPERATIONS:

NET REVENUES	$222,154	$78,350	$27,401	$29,854	$87,723	$(1,174)
OPERATING EXPENSES:
Programming and technical	65,915	22,765	7,125	7,023	29,513	(511)
Selling, general and administrative	90,029	38,142	13,405	16,897	22,698	(1,113)
Corporate selling, general and administrative	25,679	-	1,377	7	3,491	20,804
Stock-based compensation	2,463	237	50	83	787	1,306
Depreciation and amortization	4,843	2,962	82	814	301	684
Impairment of goodwill, intangible assets, and long-lived assets	80,758	80,758	-	-	-	-
Total operating expenses	269,687	144,864	22,039	24,824	56,790	21,170
Operating (loss) income	(47,533)	(66,514)	5,362	5,030	30,933	(22,344)
INTEREST INCOME	3,775	-	-	-	-	3,775
INTEREST EXPENSE	25,402	117	-	-	-	25,285
GAIN ON RETIREMENT OF DEBT	15,299	-	-	-	-	15,299
OTHER INCOME, net	900	1	-	-	-	899
Income (loss) before income from consolidated operations before (benefit from) provision for income taxes	(52,961)	(66,630)	5,362	5,030	30,933	(27,656)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(16,010)	(20,079)	1,172	(1,222)	6,864	(2,745)
Net (loss) income from consolidated operations	(36,951)	(46,551)	4,190	6,252	24,069	(24,911)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(411)	-	-	-	-	(411)
NET (LOSS) INCOME	(37,362)	(46,551)	4,190	6,252	24,069	(25,322)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	576	-	-	-	-	576
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(37,938)	$(46,551)	$4,190	$6,252	$24,069	$(25,898)

Adjusted EBITDA[2]	$49,958	$17,270	$5,493	$5,927	$32,110	$(10,842)

	Six Months Ended June 30, 2023
	(in thousands, unaudited)

	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations

STATEMENT OF OPERATIONS:

NET REVENUES	$239,521	$74,376	$30,968	$33,979	$102,108	$(1,910)
OPERATING EXPENSES:
Programming and technical	66,401	20,856	8,006	6,948	31,358	(767)
Selling, general and administrative	86,492	34,727	13,575	17,139	22,421	(1,370)
Corporate selling, general and administrative	19,915	-	1,337	1	3,647	14,930
Stock-based compensation	5,598	289	443	80	558	4,228
Depreciation and amortization	4,483	1,805	79	701	1,216	682
Impairment of goodwill, intangible assets, and long-lived assets	38,856	38,856	-	-	-	-
Total operating expenses	221,745	96,533	23,440	24,869	59,200	17,703
Operating income (loss)	17,776	(22,157)	7,528	9,110	42,908	(19,613)
INTEREST INCOME	2,232	-	-	-	-	2,232
INTEREST EXPENSE	28,040	111	-	-	2,559	25,370
GAIN ON RETIREMENT OF DEBT	2,356	-	-	-	-	2,356
OTHER INCOME (LOSS), net	96,460	(67)	-	-	-	96,527
Income (loss) before income from consolidated operations before provision for (benefit from) income taxes	90,784	(22,335)	7,528	9,110	40,349	56,132
PROVISION FOR (BENEFIT FROM) INCOME TAXES	22,037	(6,919)	2,033	-	11,219	15,704
NET INCOME (LOSS)	68,747	(15,416)	5,495	9,110	29,130	40,428
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	1,303	-	-	-	-	1,303
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$67,444	$(15,416)	$5,495	$9,110	$29,130	$39,125

Adjusted EBITDA[2]	$67,790	$19,018	$8,059	$9,917	$44,682	$(13,886)

PAGE 12 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2024 RESULTS
Urban One, Inc. will hold a conference call to discuss its results for the second fiscal quarter of 2024. The conference call is scheduled for Thursday, August 8, 2024 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-877-226-8189; international callers may dial direct (+1) 409-207-6980. The Access Code is 9822633.
A replay of the conference call will be available from 5:00 p.m. EDT August 8, 2024 until 12:00 a.m. EDT August 15, 2024. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 1733886.
Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.
Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of August 09, 2024, we owned and/or operated 72 independently formatted, revenues producing broadcast stations (including 57 FM or AM stations, 13 HD stations, and the 2 low power television stations) branded under the trade name “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.
Notes:
1“Broadcast and digital operating income”: The radio broadcasting industry commonly refers to “station operating income” which consists of net income (loss) before depreciation and amortization, income taxes, interest expense, interest income, non-controlling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of goodwill, intangible assets, and long-lived assets and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill, intangible assets, and long-lived assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.
2“Adjusted EBITDA": Adjusted EBITDA consists of net (loss) income plus (1) depreciation and amortization, income taxes, interest expense, net income attributable to non-controlling interests, impairment of goodwill, intangible assets, and long-lived assets, stock-based compensation, (gain) loss on retirement of debt, corporate costs, severance-related costs, investment income, loss from unconsolidated joint venture, less (2) other income, net and interest income. Net (loss) income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill, intangible assets, and long-lived assets or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (radio broadcasting, Reach Media, digital and cable television). Business activities unrelated to these four segments are included in an “all other” category which the Company refers to as “All other - corporate/eliminations.” Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance.
3For the three months ended June 30, 2024 and 2023, Urban One had 48,483,639 and 47,629,163 shares of common stock outstanding on a weighted average basis (basic), respectively. For the six months ended June 30, 2024 and 2023, Urban One had 48,434,513 and 47,514,722 shares of common stock outstanding on a weighted average basis (basic), respectively.
4For the three months ended June 30, 2024 and 2023, Urban One had 48,483,639 and 50,616,435 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the six months ended June 30, 2024 and 2023, Urban One had 48,434,513 and 50,373,714 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.